United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported) June 29, 1999


                         Canada Southern Petroleum Ltd.
             (Exact Name of registrant as specified in its charter)


Nova Scotia, Canada                      1-3793              98-0085412
(State or other jurisdiction         (Commission            (IRS Employer
       of incorporation)             File Number)         Identification No.)


Suite 1410, One Palliser Square, 125 Ninth Avenue, S.E., Calgary,
                             Alberta, Canada T2P 1G2
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (403) 269-7741


                            Not Applicable
    (Former name or former address, if changed since last report.)



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                                        2
                                    FORM 8-K

                         CANADA SOUTHERN PETROLEUM LTD.





Item 5.  Other Events

          On June 25, 1999, the Kotaneelee trial was adjourned until September, when the Court of Queens Bench will reconvene after its summer recess.

                  The operator of the Kotaneelee gas field has reported to the Company that development costs totaling approximately $12,400,000, of which the Company's share is $3,719,000, remain to be recovered at March 31, 1999. The amount of remaining recoverable costs is one of the issues being contested in the Kotaneelee litigation. The Company claims, and the defendants deny, that the defendants have made improper charges to the carried interest account and one defendant (Amoco Canada Oil and Gas) maintains that the carried interest account should be charged additional amounts for gas processing fees.

         Projections by the operator indicate that the carried interest account may reach payout status prior to the end of 1999. However, there can be no assurances when payout may occur, in as much as there are uncertainties as to production levels, gas pricing, field operating expenses and the impact of the Kotaneelee litigation.

         The Company's Annual Report on Form 10-K for the year ended December 31, 1998 should be read for a detailed discussion of the
Kotaneelee litigation.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CANADA SOUTHERN PETROLEUM LTD.
                                                   (Registrant)
                                                  By  /s/ M. A. Ashton
                                                          M. A. Ashton
                                                          President



Date:  June 29, 1999